Exhibit 4.23

Long Term Agreement

between

Daimler Truck North Amesrica LLC
4555 N. Channel Avenue, Portland, Oregon 97217, United States – including its subsidiaries, hereinafter “DTNA” –

and

INNOVIZ TECHNOLOGIES LTD
5 Uri Ariav st.Nitzba 300, Rosh Ha'ayin 4809202 ,  11359, Israel - hereinafter “Company” –

DTNA and Company are hereinafter individually referred to as a “Party” and together, the “Parties”.

[omitted]

Daimler Truck North America LLC
Signature:
Printed Name:
Title:
Date:

INNOVIZ TECHNOLOGIES LTD
Signature:
Printed Name:
Title:
Date:

Annexes
[omitted]